Exhibit 99.2

ASSOCIATED BANC-CORP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR PHILIP B. FLYNN

Effective January 1, 2012

i

ii

ASSOCIATED BANC-CORP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR PHILIP B. FLYNN

INTRODUCTION

Effective January 1, 2012, Associated Banc-Corp (the “Company”) adopted the Associated Banc-Corp Supplemental Executive Retirement Plan for Philip B. Flynn (the “Plan”) to benefit Philip B. Flynn (the “Participant”) by facilitating the accumulation of funds for retirement.

This introduction and the following Articles, as amended from time to time, comprise the Plan.

ARTICLE 1

Establishment of Plan and Purpose

1.01 Establishment of Plan. The Company hereby establishes the Plan, effective January 1, 2012. Prior to January 1, 2012, the Participant accrued supplemental retirement benefits under section 1.06 of the Employment Agreement between the Participant and the Company dated November 16, 2009 and the Supplemental Retirement Benefit Agreement between the Participant and the Company dated December 1, 2009 (together, the “Agreements”). Any benefits the Participant accrued under the Agreements prior to January 1, 2012, and any investment earnings thereon, shall be governed by, and remain subject to, the terms of the Agreements. The Company shall not accrue any further supplemental retirement benefits for the benefit of the Participant under the Agreements following the effective date of this Plan.

1.02 Purpose of Plan. The Plan is designed specifically for the purpose of providing supplemental retirement benefits to the Participant. The Company expects the Plan to benefit the Company by giving the Participant an additional incentive to remain employed by the Company. The Participant shall not be eligible to participate in the Associated Banc-Corp Supplemental Executive Retirement Plan, which is available to other employees of the Company.

The parties intend that the arrangement described herein be unfunded for tax purposes and for purposes of Title I of ERISA (as defined below). The Plan is intended to be an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees under ERISA sections 201(2), 301(a)(3), and 401(a)(1).

1.03 Coordination with Change of Control Plan. For purposes of the Associated Banc-Corp Change of Control Plan, this Plan shall be deemed to be an amendment to the supplemental retirement benefits set forth in the Employment Agreement between the Participant and the Company dated November 16, 2009.

ARTICLE 2

Definitions and Construction

As used herein, the following words shall have the following meanings:

2.01 Definitions.

(a) Administrator. The Company or other person or persons selected by the Company pursuant to Article 6 below to control and manage the operation and administration of the Plan.

(b) Annual Compensation Limit. For any Plan Year, the applicable dollar limitation in effect for the calendar year as set forth in Code section 401(a)(17), as adjusted for increases in the cost of living in accordance with Code section 401(a)(17)(B).

(c) Beneficiaries. The spouse or descendants of the Participant or any other person designated under the Plan to receive benefits hereunder in the event of the Participant’s death.

(d) Bonus. The amount of cash that the Company awards the Participant, if any, as part of the Company’s Management Incentive Plan, or any other formalized cash incentive plan or bonus program of the Company, including any discretionary bonus thereunder.

(e) Bonus Earnings. The Participant’s Bonus payable with respect to services performed during the Plan Year, less the amount (if any) by which the Participant’s annual base cash salary is less than the Annual Compensation Limit.

(f) Cause. The occurrence of any one of the following:

(i) Commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects;

(ii) Breach of a fiduciary duty owed to the Company;

(iii) Violation or the threat of violation of a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between the Participant and the Company;

(iv) Unauthorized disclosure or use of confidential information or trade secrets;

(v) Violation of any lawful policies or rules of the Company, including any applicable code of conduct;

(vi) Conviction of criminal activity;

(vii) Failure to reasonably cooperate in any investigation or proceeding concerning the Company;

(viii) Determination by a governmental authority or agency that bars or prohibits the Participant from being employed in his current position with the Company; or

(ix) Neglect or misconduct in the performance of the Participant’s duties and responsibilities, provided that he did not cure such neglect or misconduct within ten days after the Company gave written notice of such neglect or misconduct to the Participant.

Notwithstanding the above, in the event the Participant is party to an employment agreement with the Company that contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be controlling.

(g) Code. The Internal Revenue Code of 1986, as amended and interpreted by applicable regulations and rulings.

(h) Committee. The Compensation and Benefits Committee of the board of directors of the Company.

(i) Company. Associated Banc-Corp, a Wisconsin banking corporation and any subsidiary, successor or affiliate which has adopted the Plan and any successor thereto. The board of directors of Associated Banc-Corp has authorized the Committee to act on behalf of the Company for purposes of the Plan.

(j) Employee. An employee of the Company.

(k) Employment. Employment with the Company.

(l) ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and interpreted by applicable regulations and rulings.

(m) Memorandum Account. The record of the Participant’s interest in the Plan.

(n) Participant. Philip B. Flynn shall be the sole participant in the Plan.

(o) Plan. The Associated Banc-Corp Supplemental Executive Retirement Plan for Phillip B. Flynn, as stated herein and as amended from time to time.

(p) Plan Year. The period beginning on January 1, 2012 and ending on December 31, 2012, and thereafter each 12-month period beginning on January 1 and ending on each subsequent December 31.

(q) Salary Earnings. The Participant’s annual base cash salary payable by the Company to the Participant with respect to the Plan Year in excess of the Annual Compensation Limit.

(r) Separation from Service. The Participant retires or otherwise has a termination of Employment and such termination constitutes a “separation from service” under Code section 409A and Treasury regulation section 1.409A-1(h). For this purpose, whether a termination of Employment has occurred is determined based on whether the Company and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an Employee or as an independent contractor) would permanently decrease to less than 20% of the average level of bona fide services performed (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service to the Company if the Participant has been providing services to the Company for less than 36 months).

(s) Trust Agreement. Any instrument executed by the Company and the Trustee fixing the rights and liabilities of each with respect to holding and administering the Trust Fund.

(t) Trustee. The Trustee or any successor Trustee, appointed by the Company, acting in accordance with the terms of the Trust Agreement.

In the absence of a Trust Agreement, the Trustee shall maintain records of the Memorandum Account under the Plan and perform such other duties regarding valuation and investment as described in the Plan. The Trustee, or any successor Trustee, shall have the right to resign as Trustee upon 30 days’ prior written notice to the Company (unless the requirement of such notice is waived by the Company). The Company may at any time remove the Trustee upon 30 days’ prior written notice to the Trustee (unless the requirement of such notice is waived by the Trustee). In the event of the resignation or removal of the Trustee, a successor Trustee shall be appointed by the Company.

(u) Trust Fund. All assets held by the Trustee for the purposes of the Plan in accordance with the terms of the Trust Agreement. The Company may establish such a Trust Fund (known as a “rabbi trust”) for the purpose of accumulating funds to satisfy all obligations incurred by the Company under the Plan.

2.02 Construction. The Plan is intended to satisfy the requirements of Code section 409A and the final regulations thereunder (the “Final 409A Regulations”) to the extent applicable. The provisions of the Plan shall be construed, administered and enforced in accordance with the applicable federal law including the requirements of Code section 409A, the Final 409A Regulations and other guidance provided by the Internal Revenue Service and the laws of the State of Wisconsin, as amended from time to time. Words used in the masculine gender shall include the feminine and words used in the singular shall include the plural, as appropriate. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall refer to the entire Plan, not to a particular section. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import. If any provisions of the Code, ERISA or other statutes or regulations render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.

ARTICLE 3

Eligibility

3.01 Conditions of Eligibility. The Participant shall be the sole Employee eligible to participate under the Plan.

3.02 Commencement of Participation. Participation in the Plan shall commence on January 1, 2012.

3.03 Termination of Participation. Active participation under the Plan shall cease as of the Participant’s termination of Employment. Status as an inactive Participant shall continue until the date the Company has satisfied all liabilities under the Plan.

ARTICLE 4

Amount of Benefit

4.01 Amount of Benefit

(a) Accrual Percentage. The “Accrual Percentage” shall mean the percentage determined by the Committee pursuant to this section. The initial and default Accrual Percentage shall be 12.5%. The Committee, in its sole discretion, may increase or decrease the Accrual Percentage at any time; provided that the Accrual Percentage may not exceed 20%. The Committee shall provide notice to the Participant of any change to the Accrual Percentage within 60 days before or after the effective date of the change.

(b) Salary Accrual. On the last day of each regular payroll period during the Participant’s Employment, the Participant shall accrue a benefit under this Plan equal to the Accrual Percentage multiplied by the quotient of (i) the Participant’s annual rate of Salary Earnings divided by (ii) the number of regular payroll periods in the Plan Year.

(c) Bonus Accrual. On the date the Company pays a Bonus to the Participant while the Participant is employed by the Company, the Participant shall accrue a benefit under this Plan equal to the Accrual Percentage multiplied by the Participant’s Bonus Earnings as of that date.

4.02 Vesting. The Participant’s interest in his accrued benefit under the Plan shall be fully vested and nonforfeitable at all times.

4.03 Forfeitures. Notwithstanding any other provision of the Plan to the contrary, in the event that the Participant incurs a termination of Employment for Cause, the Committee, in its sole discretion, may forfeit any benefits not yet credited to the Participant’s Memorandum Account in accordance with section 8.02 that the Participant would have accrued under section 4.01 above relating to the payroll period that includes the date the Participant terminated Employment.

ARTICLE 5

Distributions

5.01 Time and Form of Benefits. The Participant shall elect the time and form in which his benefits are payable at the time amounts are allocated to the Participant under the Plan. The Participant’s election shall apply to all amounts credited to the Memorandum Account of the Participant for the Plan Year with respect to which the election is made. Any such elections shall be made on forms and in the manner prescribed by the Administrator and shall be irrevocable, except as permitted in section 5.02 of the Plan.

Except as (i) otherwise permitted by rules established by the Administrator and applicable law and (ii) would not cause the imposition of adverse tax consequences under Code section 409A, the distribution election for amounts contributed in a Plan Year must be made prior to commencement of the Plan Year. If the Participant fails to elect the time and form of payment for a Plan Year, the distribution election in effect for the immediately preceding Plan Year shall apply to all amounts credited to the Participant’s Memorandum Account for the Plan Year. If the Participant fails to elect the time and form of payment for the initial Plan Year, the distribution election in effect for the immediately preceding year under the Agreements shall apply to all amounts credited to the Participant’s Memorandum Account for the Plan Year.

In no event shall distributions to the Participant as a result of a Separation from Service occur prior to six months after the Participant’s Separation from Service. Any amount otherwise distributable within such six-month period shall be distributed, without interest, on the first payroll period of the Company that is at least six months after the Participant’s Separation from Service.

5.02 Distribution Election Change. The Participant may subsequently elect to delay the timing or change the form(s) of distribution elected in accordance with rules established by the Administrator, provided that any subsequent election must be (i) made at least 12 months prior to the date such payment otherwise would have been made, and (ii) the payment with respect to which such election is made is deferred for a period of not less than five years from the date such payment otherwise would have been made. Any distribution election change must be made in accordance with the Code section 409A requirements regarding changes in the time and form of payments.

5.03 Death Benefit. If the Participant dies prior to the commencement of benefits under the Plan, his Beneficiaries shall receive a lump sum distribution of his accrued benefits under the Plan as soon as administratively feasible following death, but not after the later of (i) the last day of the Plan Year in which the Participant died, or (ii) the fifteenth day of the third calendar month following the date the Participant died. If the Participant dies while receiving benefits from the Plan, the death benefit, if any, payable to his Beneficiaries shall be determined in accordance with the form of distribution selected by the Participant pursuant to section 5.01 of this Plan.

ARTICLE 6

Administration of the Plan

6.01 Appointment of Separate Administrator. The board of directors of the Company has appointed the Committee to serve as Administrator. The Company shall accept and rely upon any document executed by the Committee until the board revokes such appointment. No person serving on the Committee shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

6.02 Powers and Duties. The Administrator shall administer the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

(a) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Company shall bear the costs of such services and other administrative expenses.

(b) To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

(c) To allocate in writing any of its powers and duties hereunder to those persons who have been designated to perform Plan fiduciary responsibilities.

(d) The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

(e) To resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

(f) To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

(g) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

(h) To apply consistently and uniformly rules, regulations and determinations to the Participant and Beneficiaries in similar circumstances.

6.03 Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper Plan administration. The Administrator shall notify the Company of any action taken by the Administrator which affects the Trustee’s Plan obligations or rights and, when required, shall notify any other interested parties.

6.04 Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid from the Company.

6.05 Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

ARTICLE 7

General Provisions

7.01 Claims. Any claim for benefits under the Plan by the Participant or his Beneficiary shall be governed by the claims procedures set forth in Appendix A.

7.02 Assignment. The Participant and any Beneficiary may not sell, assign, transfer, encumber or otherwise dispose of the right to receive payments hereunder. The Participant’s rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or his Beneficiary.

7.03 Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give the Participant the right to continued Employment or limit the right of the Company to dismiss or impose penalties upon the Participant or modify the terms of Employment of the Participant.

7.04 Termination and Amendment. The Company may at any time and from time to time terminate, suspend, alter or amend this Plan and the Participant or any other person shall not have any right, title, interest or claim against the Company, its directors, officers or Employees for any amounts, except that the Participant shall be vested in his Memorandum Account hereunder as of the date on which the Plan is terminated, suspended, altered or amended and (unless the Company and the Participant agree to the contrary) such amount shall (a) continue to fluctuate pursuant to the investment election then in effect and (b) be paid to the Participant or his Beneficiaries at the time and in the manner provided by Article 5 above. Notwithstanding the above, the Plan may be liquidated upon termination if the requirements of Treasury regulation section 1.409A-3(j)(4)(ix) are satisfied.

7.05 Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by U.S. mail, addressed, in the case of the Company, its board of directors or Administrator, to the Company’s principal business office and, in the case of the Participant or a Beneficiary, to his home address as shown on the records of the Company.

7.06 Limitation on Liability. In no event shall the Company, Administrator or any Employee, officer or director of the Company incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan.

7.07 Indemnification. The Company shall indemnify the Administrator and any Employee, officer or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person’s own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or Employee of the Administrator or as an officer, director or Employee of the Company, and such person’s rights shall inure to the benefit of his heirs and representatives.

7.08 Headings. All articles and section headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.

7.09 Severability. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. The illegal or invalid provisions shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan.

ARTICLE 8

Memorandum Account

8.01 Nature of Account. Only for the purpose of measuring payments due the Participant hereunder, the Company shall maintain on behalf of the Participant a Memorandum Account to which the Company shall credit the amounts described in this Article 8.

The Memorandum Account hereunder and assets, if any and of any nature, acquired by the Company to measure the Participant’s benefits hereunder shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of, the Participant, his Beneficiaries or any other person. The Participant and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participant or his Beneficiaries, that the Participant’s rights hereunder are limited to those of general unsecured creditors of the Company and that the establishment of the Plan and acquisition of assets to measure the Participant’s benefits hereunder does not prevent any property of the Company from being subject to the rights of all the Company’s creditors.

8.02 Credit to Memorandum Account. As of the last day of each regular payroll period and each date a Bonus is paid to the Participant, the Company shall credit to the Participant’s Memorandum Account the amount, if any, accrued in accordance with section 4.01, provided that the Participant is still employed by the Company as of such date.

8.03 Changes in Memorandum Account. The Participant may specify his investment preferences for his Memorandum Account by completing and submitting an Investment Preference Form provided by the Administrator; provided, however, that the Participant may only select from investment alternatives specified by the Administrator and no such alternative may relate directly to the performance of the Company, its affiliates or the Participant. Final approval of the Participant’s investment selection is within the discretion of the Administrator, and the Trustee. The Participant’s Memorandum Account shall be adjusted to reflect the income and losses and increase or decrease in value experienced by assets as if the amounts were invested according to the Participant’s preferences, subject to final approval by the Administrator and Trustee. The Participant’s Memorandum Account shall also reflect expenses generated by, and related to, the investment choices made in accordance with the Investment Preference Form.

The Participant may submit a new Investment Preference Form to the Administrator as frequently as may be allowed by the Administrator or a third-party delegate, consistent with any procedures that may be approved by the Company. The Participant’s Memorandum Account shall not be adjusted to reflect income or losses unless and until the Participant has submitted an Investment Preference Form.

8.04 Valuation of Memorandum Account. Within 90 days after the last day of each Plan Year, the Company shall provide the Participant or his Beneficiaries a statement indicating the balance of his Memorandum Account as of the last day of such Plan Year, reflecting the amount of accruals, if any, occurring for such year, together with all other changes in value during the Plan Year. If the Participant or any Beneficiary disagrees with the information provided in such statements, the Participant or Beneficiary must submit objections, in writing, to the Administrator within 90 days of receipt of such statements.

The Participant and the Company hereby agree to the terms of the Plan effective January 1, 2012.

Date:
Philip B. Flynn

Date: 12/21/2011	Associated Banc-Corp

BY

/s/ Richard T. Lommen
Richard T. Lommen

Its: Chairman of Associated Banc- Corp’s Compensation and Benefits Committee of the Board

APPENDIX A

CLAIMS PROCEDURES

Claims for benefits under the Associated Banc-Corp Supplemental Executive Retirement Plan for Philip B. Flynn (the “Plan”) shall be governed by the claims procedures set forth below.

1. Definitions. For purposes of this Appendix A, the following terms shall have the following meanings:

(a) “Adverse Benefit Determination” means a denial, reduction, termination or a failure to provide or make payment (in whole or in part) of a benefit under the Plan.

(b) “Claim” means a request for a benefits under the Plan, made by a Claimant in accordance with the Plan’s procedures for filing Claims, as described in this Appendix A.

(c) “Claimant” means the Participant (or, in the event of his death, his Beneficiary) or the personal representative of the Participant or his Beneficiary, if applicable, who makes a request for a benefit under the Plan.

(d) “Relevant Documents” include documents, records or other information with respect to a Claim that:

(i) Were relied upon by the Administrator in making the benefit determination;

(ii) Were submitted to, considered by or generated for, the Administrator in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Administrator in making the benefit determination;

(iii) Demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

(iv) Constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant’s circumstances, without regard to whether such advice was relied upon by the Administrator in making the benefit determination.

2. Procedure for Filing a Claim. For a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (a) and (b) of this section 2.

(a) Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Administrator) and delivered, along with any supporting comments, documents, records and other information, to the Administrator in person, or by mail postage paid, to the address for the Company’s principal business office.

(b) Claims and appeals of denied Claims may be pursued by a Claimant. However, the Administrator may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Claimant.

3. Initial Claim Review. The initial Claim review will be conducted by the Administrator, with or without the presence of the Claimant, as determined by the Administrator in its discretion. The Administrator will consider the applicable terms and provisions of the Plan and any amendments thereto, information and evidence that is presented by the Claimant and any other information it deems relevant.

(a) Initial Benefit Determination.

(i) The Administrator will notify the Claimant of its determination within a reasonable period of time, but in any event (except as described in paragraph (ii) below) within 90 days after receipt of the Claim by the Administrator.

(ii) The Administrator may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to special circumstances and if it notifies the Claimant, prior to the expiration of the initial 90-day period, of the existence of the circumstances requiring the extension of time and the date by which the Administrator expects to render a decision.

(b) Manner and Content of Notification of Adverse Benefit Determination.

(i) The Administrator will provide a Claimant with written or electronic notice of any Adverse Benefit Determination (a “Notice”).

(ii) The Notice will provide, in a manner calculated to be understood by the Claimant:

[a] The specific reason(s) for the Adverse Benefit Determination;

[b] Reference to the specific provision(s) of the Plan on which the determination is based;

[c] Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and

[d] A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an Adverse Benefit Determination on review.

(c) Procedure for Filing a Review of an Adverse Benefit Determination.

(i) Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Administrator within 60 days after receipt of the Notice. Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan. The appeal must be in writing utilizing the appropriate form provided by the Administrator (or in such other manner acceptable to the Administrator); provided, however, that if the Administrator does not provide the appropriate form, no particular form is required to be utilized by the Claimant. The appeal must be filed with the Administrator at the address for the Company’s principal business office.

(ii) A Claimant will have the opportunity to submit written comments, documents, records and other information relating to the Claim.

(d) Review Procedures for Adverse Benefit Determinations.

(i) The Administrator will provide a review that takes into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

(ii) The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

(iii) The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.

4. Timing and Notice of Benefit Determination on Review. The Administrator will notify the Claimant within a reasonable period of time, but in any event within 60 days after the Claimant’s request for review, unless the

Administrator determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Administrator determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial 60-day period indicating the existence of special circumstances requiring an extension of time and the date by which the Administrator expects to render the determination on review, which in any event will be within 60 days from the end of the initial 60-day period. If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Administrator is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.

(a) Manner and Content of Notice of Benefit Determination on Review. The Notice will set forth:

(i) The specific reason(s) for the Adverse Benefit Determination;

(ii) Reference to the specific provision(s) of the Plan on which the determination is based;

(iii) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and

(iv) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an Adverse Benefit Determination on review.

A-4